Exhibit 99.1

AERWINS’ XTURISMO Limited Edition Hoverbike Awarded Bronze at the 2023 Edison Awards

AERWINS’ XTURISMO Recognized at the Edison Awards in the AEROSPACE & FLIGHT TECHNOLOGIES Category

Tokyo, Japan – April 26, 2023 – AERWINS Technologies Inc. (NASDAQ: AWIN) (“AERWINS” or the “Company”), the developer and manufacturer of air mobility platform, COSMOS (Centralized Operating System for Managing Open Sky), and the XTURISMO Limited Edition Hoverbike, announced today that the XTURISMO has been awarded with Bronze at the 2023 Edison Awards in the AEROSPACE & FLIGHT TECHNOLOGIES field in the Air Mobility category.

All nominations were reviewed by the Edison Awards Steering Committee with the final ballot determined by an independent judging panel. The panel is comprised of more than 3,000 senior business executives and academics from the fields of product development, design, engineering, science, marketing and education, as well as past winners. The Gold, Silver and Bronze Winners are chosen as the “best of the best” within their respective categories by some of the world’s top senior business executives, designers, academics and innovation leaders.

“We are grateful to receive this prestigious honor from the Edison Awards, recognizing our XTURISMO hoverbike as a truly innovative and revolutionary product,” said Director and CEO of AERWINS, Taiji Itoh. “We believe that winning this award is not only a spotlight moment for our Company, but a testament to our dedicated team of engineers and operators in delivering excellence and modernization within the air mobility industry. We believe that the XTURISMO and our associated platform, COSMOS, will be a game changer, opening unpaved roads and new possibilities to the society. We look ahead to further opportunities and aim to be leaders in this industry.”

Edison Awards Overview

Established in 1987, the Edison Awards is a program conducted by Edison Universe, a non-profit 501(c)(3) organization dedicated to fostering future innovators. The annual competition honors excellence in new product and service development, marketing, design and innovation. In 2022, the Edison Awards introduced the inaugural Lewis Latimer Fellowship program designed to celebrate, connect and bring together a community of innovative Black thought leaders. For more information, visit www.edisonawards.com. For more information on the Edison awards, please visit the official website: https://edisonawards.com/index.php

The Edison Awards Difference

The Edison Best New Product™ award can bring a unique distinction to a product or service by recognizing all the intellectual capital, research, planning, engineering, design, strategy and marketing that has gone into making a new product or service. The Edison Award recognizes the persistence and excellence that also characterized Thomas Edison’s work.

About XTURISMO:

XTURISMO Limited Edition was developed by AERWINS. It is a manifestation of the dream of air mobility that endeavors to create a completely new way to experience the world, enabling users to feel the joy and pleasure of moving freely in space. The Company believes that it has a wide range of practical possibilities, both in Japan and overseas, including use in disaster relief, infrastructure inspection, and entertainment.

XTURISMO Limited Edition was unveiled at Fuji Speedway in October 2021, and orders are now being accepted. XTURISMO Limited Edition also participated in the Detroit Auto Show in September 2022.

Information about XTURISMO

Official website: https://aerwins.us/xturismo/

Video: https://www.youtube.com/channel/UCPP6jQKTqCRXpAmyfZ-94VQ

Instagram: https://www.instagram.com/xturismo_official/

About AERWINS Technologies Inc.

Under the mission statement Changing Society from the Top Down, AERWINS Technologies has developed and released an air mobility platform, COSMOS*, and the XTURISMO Limited Edition Hoverbike. AERWINS will continue to innovate, unbound by existing ideas, to develop and deploy systems that are necessary for the realization of an air mobility society. For more information, please visit https://aerwins.us/.

*COSMOS: Centralized Operating System for Managing Open Sky

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond AERWINS control. While AERWINS believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to AERWINS on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties. Actual results could be materially different. AERWINS undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Contacts

PR Inquiries

Mayuko Okamoto

Public Relations

info@aerwins.us

Investor Contact

John Yi or Thomas Thayer

Gateway Investor Relations

949-574-3860

AERWINS@gatewayir.com